Exhibit 99.2 Creating Tomorrow’s Today Investor Presentation Sale Of Distribution June 26, 2019

Forward Looking Statements FORWARD-LOOKING STATEMENTS This presentation includes "forward looking statements" relating to the announced transactions and future operations of the Company, which can be identified by the use of words such as “will,” “expect,” “poise,” “believe,” “plans,” “strategy,” “prospects,” “estimate,” “seek,” “target,” “anticipate,” “intend,” “future,” “likely,” “may,” “should,” “would,” “could,” and other words of similar meaning in connection with a discussion of the proposed transaction or future operating or financial performance or events. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These statements are based on assumptions currently believed to be valid but involve significant risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ from those expressed in the forward looking statements. Such risks and uncertainties include, among others, the ability of the parties to satisfy the conditions precedent and consummate the announced transactions; the ability of the parties to secure regulatory approvals with respect to the Hart-Scott-Rodino Antitrust Improvements Act and other applicable antitrust laws in a timely manner; the timing of consummation of the announced transactions; the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings; the ability of the parties to secure required third party consents; the ability of the Purchasers to secure the equity and debt financing required to consummate the announced transaction; and future and estimated revenues, earnings, cash flow, charges and expenditures. Additional risks and uncertainties that could cause our actual results to differ from those expressed in the forward looking statements are identified in our reports filed with the SEC, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and our Current Reports on Form 8-K. The forward looking statements included in this presentation are made only as of the date of this presentation, and the Company does not undertake any obligation to update the forward looking statements to reflect subsequent events or circumstances. Non-GAAP Figures Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this presentation or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. Reconciliations from GAAP measures to the Non-GAAP measures are presented herein.

Transaction Overview . Kaman enters definitive agreement to sell its Distribution segment to Transaction Littlejohn & Co. for $700.0 million Details . Anticipated net cash proceeds of approximately $600 million . Purchase price represents 10.4x of Distributions TTM Adjusted EBITDA* . Expected to close in Q3 2019 Timing . Subject to customary closing conditions and regulatory approvals . Not subject to shareholder approval Provides substantial financial flexibility to enhance shareholder value and expand our engineered product offerings

Strategic Rationale . Creates a competitive, differentiated company focused on engineered products with a clear investment thesis . Increases margin profile, unlocking value for shareholders . Current market conditions create favorable timing for the sale . Provides flexibility to pursue value-enhancing growth opportunities and meaningfully increase the scale of our engineered product business Market leading portfolio of engineered products supporting customers across a number of end markets

Use of Proceeds . Further invest in our differentiated products . Proceeds provide “dry powder” for strategic acquisitions . Accelerate new product development . De-lever and optimize the balance sheet . Flexibility for additional return of capital to shareholders Invest in Growth, Strengthen Financial Position, Drive Shareholder Value

Overview of Kaman’s History Continued evolution of our Strategy; Focused on Growing with Highly Engineered Solutions 1950s 1970s 1997 2015 Founded Launched Divested Expanded our 2019 and beyond Kaman Distribution and Kaman engineered product Nuclear for grew business Sciences offerings with the diversification through various to ITT acquisition of Kaman seeks to build a acquisitions Industries GRW and Extex leading engineered solutions 1945 1950 1960 1970 1980 1990 2000 2010 2019 product portfolio through a combination of R&D driven organic growth and strategic 1945 1960s 1980s 2007 2019 M&A with a focus on Kaman • Founded Kamatics Entered the Divested Sale of Kaman Aircraft and Kaman Music fuzing Kaman Music to Distribution to maximizing total shareholder Corporation • Formed Kaman business Fender Musical Littlejohn & Co. return. founded as Sciences out of Instruments a Helicopter Kaman Nuclear, company AviDyne, Kaman Systems Centers, and SEA

…Moving Forward Differentiated Growth through Strategic Capital Focus on Cost Products Innovation Allocation Savings Technologically Accelerate Invest in strategic Evaluate cost differentiated internal expansion structure for product offering investments opportunities. efficiencies supported by driving growth and savings. strong end through Expected markets. innovative annualized products and savings of technologies. $15 - $20 million. Highly Differentiated Products, Earning Higher Margin, with a More Focused Capital Allocation Strategy

Questions

Non-GAAP Reconciliation Adjusted Operating Income / Segment Adjusted EBITDA Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Segment Adjusted EBITDA is defined as Adjusted Operating Income plus Depreciation and Amortization. Management uses these measures to evaluate performance period over period, to analyze underlying trends in our businesses and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. QTD YTD QTD TTM March 29, December 31, March 30, March 29, Distribution Segment (in thousands) 2019 2018 2018 2019 GAAP Operating Income $12,697 $51,529 $11,834 $52,392 Restructuring and severance - 655 - 655 Adjusted Operating Income a $12,697 $52,184 $11,834 $53,047 Depreciation and Amortization b 3,892 14,154 3,506 14,540 Segment Adjusted EBITDA a + b $16,589 $66,338 $15,340 $67,587 Valuation Multiple Purchase price $700,000 $700,000 Segment Adjusted EBITDA $66,338 $67,587 Multiple 10.6x 10.4x